JOINT VENTURE AGREEMENT

            THIS JOINT VENTURE AGREEMENT (the "Agreement") made and entered into as of this Date, April 27, 2010, between the Parties: GSA Capital LLC a wholly owned subsidiary of GSA International Group LTD. (“GSAI”) and with offices at 500 South Australian Road Suite 910 West Palm Beach Florida 33401 represented by Robert Di Marco and Premier Investment Group, INC. . (“PREMI”) with address at 14691 W 151st. Terrace, Olathe, Kansas 66062, USA, represented by Nagy G. Shehata

1.         GENERAL PROVISIONS

            1.01 Business Purpose. The business of the Joint Venture (the “JV”) shall be to acquisition and sale of physical commodities including Crude Oil and refined petroleum products.

            1.02 This JV shall commence on the date whereby the “Funds”, as defined in Section 2, and the LOC, defined in Section 4, are available per directives of the Parties, and shall continue in existence until terminated, liquidated, or dissolved by law or as hereinafter provided.

            1.03 The signatories hereto shall act on behalf of their respective partners. The Designated Officers or Representatives, as defined herein, will have full fiduciary responsibility to protect the interests of all the Parties.

2.         GENERAL DEFINITIONS

            2.01      “Affiliate” of an entity is a person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control of such entity.  This shall include but not be limited to Subsidiaries, Stockholders, Partners, Co-Joint Venture Partners, Trading Partners, other associated individuals and/or organizations of either party to this Agreement.

            2.02      "Confidential Information" means this Agreement, the Partnership Profit Agreements, records or information of a party relating to the business affairs or proprietary and trade secret information of that party in oral, graphic, written, electronic or machine readable form, clearly marked as “confidential,” or if disclosed orally, information identified as confidential at the time of disclosure.

            2.03      “Profits” Any income resulting from the business or operations of the JV including; without limitation, each item of income, gain, loss, deduction, net of costs (including commissions paid by the JV) or other expenses associated with the transactions. All accounting and record keeping will be the responsibility per Section 10.01.

            2.04.     “Designated Officers” or “Representatives”: Each Party shall designate one person to act on its behalf who shall be known as the Representative or Designated Officer(s).  No individual Designated Officer may bind or act on behalf of the JV without the written consent of the others.  The Designated Officers shall together be empowered to take such steps as are necessary to carry out the business purpose of the JV as they together deem appropriate and necessary, including but not limited to the establishment of a business office, creation of bank accounts and distribution of profits as such may be realized.

           2.05. The “Funds” will be in EUROS hypothecated to GSAI designated account by PREMI. PRMI will issue a cash back financial instrument (MT760) to be utilized by GSAI as collateral for  the issuance of credit instruments (ie Letter of Credit, SBLC, LC) PRMI will issue this instrument from its bank account at ABN AMRO in the Amsterdam. Netherlands, the existence of which can be identified, proven, substantiated, verified for capability, and available for acquisition of commodities, including but not limited to LNG, crude oil and petroleum products, and utilized by GSAI and/or subsidiaries and affiliates in order to complete a Transaction (as defined below). The Funds may be identified as available to one or more of the Parties, with signatory powers, in efforts to produce profitable Transactions.

            2.06. The JV “Transactions” shall be the completed purchase and sale of commodities, per section 1.01, evidenced by a contract to purchase and a contract to sell. Any Closed Transaction shall not be completed or utilized for the computation of Profits or Losses until both the purchase and sale sides have been closed with third parties specifically as to oil and gas transactions requiring a third party component.

            2.07 Use of Outside “Marketing and Sales” (OMS): With respect to each purchase or sale involving third parties, the marketing and outside sales for the JV can be designated by GSAI.

            2.08 A “Month” shall be any consecutive thirty-day period.

            2.09 The Parties agree that a “Paymaster” will represent the JV in contracts for the purchase and sale of Commodities. The Paymaster shall be an accounting or law firm appointed by GSAI and agreed to by OMS. The Parties agree that Commissions to the Paymaster, for distribution to corporations, storage and/or trading firms will comply with standard practices and that the Paymaster will pay OMS. The Paymaster, will have responsibility to pay the Commissions for entities involved in the purchase or sale of a Commodity, based upon agreed upon terms prior to the transaction.

3.         OBLIGATIONS OF THE JOINT VENTURERS

            3.01 The Designated Officers or Representatives of each Party shall be jointly responsible for all operations and decisions of the JV, which shall require the agreement of all Parties to be binding upon the JV.

4.         PROFIT ALLOCATION

            4.01      The amount of PREMI Funds, as defined above, shall be $1,000,000,000 (one billion euros). Financing expenses will occur as the deal progresses and these expenses will be subtracted from the profit assessment at end of each trade period. PRMI will pay to GSAI paid 110% of the outstanding contact revenue that has been established  PREMI instrument is revoked or canceled prior to the term of the agreement.

            4.02      Commencing on the date per section 1.02 above and ending on the termination of the business of the JV, the following profit allocations shall occur:

1.       The JV shall operate on a monthly schedule, with a month defined as any consecutive thirty days from date of origin.
2.       No business of the JV shall commence until this LC is in full force and effect and accepted by GSAI, financial instution.
3.       During each Month, for thirteen (13) consecutive Months; PREMI will receive 25% of gross Profits from Closed Transactions.  Said funds will be placed into account designated by PREMI. The balance of the funds will be allocated to GSAI. for It is anticipated that the profits in the new JV will be disbursed as follows:
           25% (Gross trading profit) to PREMI and or its assigns
           75% to GSAI and or its assigns

The $1,000,000 LC issued by PREMI as collateral and never need to be drawn down as long as the monthly fees are paid from profits generated from the use of the Instrument on deposit with PREMI. PREMI alone has access to the instrument and the bank account where it is lodged.

4.       Should PREMI not receive at revenue within ninety (90) days from the acceptance of the instrument by GSAI’s financial institution and every Month thereafter, PREMI has the right, at its sole discretion, to terminate the agreement..

5.         RIGHTS AND DUTIES OF THE JOINT VENTURERS

            5.01 The Designated Officers from each of the Parties hereto shall have full, and complete authority and discretion in the management and control of the business of the JV for the purposes herein stated and shall make all decisions affecting the business of the JV together, but not without the agreement in advance of the other. As such, any action taken by the Designated Officers shall constitute the act of, and serve to bind, the JV.   The Designated Officers shall manage and control the affairs of the JV to the best of their ability and shall use their best efforts to carry out the business of the JV.

Officers designated from GSAI are: Robert Di Marco

Officers designated from PREMI are: Nagy G Shehata

6.         AGREEMENTS WITH THIRD PARTIES AND AFFILIATES OF THE JOINT VENTURERS

            6.01 Validity of Transactions. Affiliates of the parties to this Agreement may be engaged to perform services for the JV. The validity of any transaction, agreement or payment involving the JV and any Affiliates of the parties to this Agreement, otherwise permitted by the terms of this Agreement, shall not be affected by reason of the relationship between them and such Affiliates or the approval of said transactions, agreement or payment.

            6.02 Other Business of the Parties to this Agreement. The parties to this Agreement and their respective Affiliates may have interests in businesses other than the JV business. The JV shall not have the right to the income or proceeds derived from such other business interests and, even if they are competitive with the JV’s business and such business interests shall not be deemed wrongful or improper.  The Parties shall not compete in their individual efforts to effectuate Closed Transactions with third parties.

7.         INDEMNIFICATION OF THE JOINT VENTURERS

            7.01 The Parties to this Agreement shall have no liability to the other for any loss suffered which arises out of any action or inaction if, in good faith, it is determined that such course of conduct was in the best interests of the JV and such course of conduct did not constitute negligence or misconduct. The Parties shall be indemnified by the others against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the JV.

8.         DISSOLUTION

            8.01 Events of the JV Parties. The JV shall be dissolved upon the happening of any of the following events:

1.   The adjudication of bankruptcy, filing of a petition pursuant to a Chapter of the Federal Bankruptcy Act, withdrawal, removal or insolvency of either of the parties.

2.    The failure of the parties to carry out the business purpose of the JV as defined in paragraph 1.01.

3.   Upon thirty day notification by either Party to the other or as stated in Section 4 above.

9.         U.S. TREASURY DEPARTMENT OF FOREIGN ASSETS CONTROL (“OFAC”)

            9.01      Each Party represents, warrants and covenants that neither it nor any of its Affiliates is acting, directly or indirectly,

(1)        In contravention of any U.S. or international laws and regulations, including anti-money laundering regulations or conventions, or

(2)        On behalf of terrorists or terrorist organizations, including but not limited to those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, as such list may be amended from time to time (such persons or entities are collectively referred to as “Prohibited Persons”).

            9.02      Each Party represents, warrants and covenants that:

(1)        It is not, nor is any of its Affiliates, a Prohibited Person, and

(2)        To the extent has any beneficial owners, it has carried out thorough due diligence to establish the identities of such beneficial owners, based on such due diligence, each party reasonably believes that no such beneficial owners are Prohibited Persons, it holds the evidence of such identities and status and will maintain all such evidence for at least five years from the date of termination or expiration of this Agreement, and it will make available such information and any additional information requested by any Governmental Authority that is required under applicable laws, ordinances, regulations and orders.

            9.03      If any of the foregoing representations, warranties or covenants cease to be true or if any of the Parties no longer reasonably believes that it has satisfactory evidence as to their truth, notwithstanding any other agreement to the contrary, any of the other Parties may immediately terminate this Agreement pursuant to Section 8 hereof, and each Party may also be required to report such action and to disclose to the other Party’s identity to OFAC or other authorities.  In the event that any of the Parties is required to take any of the foregoing actions, the remaining Parties understand and agree that they shall have no claim against the informing Party for any form of damages as a result of any of the aforementioned actions.

10.       MISCELLANEOUS PROVISIONS

            10.01 Books and Records. The JV shall keep adequate books and records setting forth a true and accurate account of all business transactions arising out of, and in connection with, the conduct of the JV. All Parties shall have unlimited access to said books and records upon demand. PREMI will also appoint an accounting firm to periodically review the Books and Records and handle all federal and state income tax returns. The expenses of the accounting firm will be charged against Profits of the JV. The Paymaster shall provide a copy of all purchase or sale contracts to the accounting firm.

            10.02 Validity. In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

            10.03 Integrated Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions or warranties among the parties other than those set forth herein provided for.

            10.04 Headings. The headings, titles and subtitles used in this Agreement are for ease of reference only and shall not control or affect the meaning or construction of any provision hereof.

            10.05 Notices.

1.         Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the parties at their respective addresses set forth in this Agreement or at such other addresses as may be subsequently specified by written notice.  Notice may be conveyed by electronic means as well. EDT (Electronic document transmissions) shall be deemed valid and enforceable in respect of any provisions of this Contract.  As applicable, this agreement shall be: - Incorporate U.S. Public Law 106 229, ‘‘Electronic Signatures in Global and National Commerce Act’’ or such other applicable law conforming to the UNCITRAL Model Law on Electronic Signatures (2001) and ELECTRONIC COMMERCE AGREEMENT (ECE/TRADE/257, Geneva, May 2000) adopted by the United Nations Centre for Trade Facilitation and Electronic Business (UN/CEFACT).

2.         EDT documents shall be subject to European Community Directive No. 95/46/EEC, as applicable.  Either Party may request a hard copy of any document that has been previously transmitted by electronic means provided however, that any such request shall in no manner delay the Parties from performing their respective obligations and duties under EDT instruments.

            10.06 Applicable Law and Venue. This Agreement shall be construed and enforced under the laws of the British Virgin Islands.

            10.07 Arbitration: This Agreement shall be construed and enforced under the applicable laws and regulations of the Country and State where the respective Parties reside and the rules and regulations of the ICC.  Each Party agrees to participate in good faith negotiations toward resolution of any dispute, claim, controversy or other matter.  Each Party agrees that if a matter is not resolved within 30 calendar days by the Parties themselves, it shall be submitted for settlement by binding arbitration in accordance with the Non-Circumvention & Non-Disclosure and Working Agreement rules and regulations of the ICC.  The arbitration will comply with and be governed by the Reconciliation and Arbitration rules of the ICC for complex arbitration, in a venue – chosen by the plaintiff Party – where the ICC maintains a division for hearing complex arbitration.

            10.08 Other Instruments. The parties hereto covenant and agree that they will execute each such other and further instruments and documents as are, or may become, reasonably necessary or convenient to effectuate and carry out the purposes of this Agreement.

IN WITNESS WHEREOF, the parties mutually agree and accept:

Signatory’s full name and surname:	Robert Di Marco
Company Name:	GSA International Group, LYD.
Position in Company:	President / Director
Address:	500 S Australian Blvd Suite 910
West Palm Beach, Fl 33401
Phone:	(561) 594-1550
Fax:	(561) 820-4892
E-Mail:	r.dimarco@gsaenergycorp.com
Passport Number:	212937065
Nationality:	USA
Date/Time: May 5th 2010

Company Seal & Signature

Signatory’s full name and surname:	Nagy G Shehata
Company Name:	Premier Investments Group, INC.
Position in Company:	President / CEO
Address:	14691 W 151st. Terrace, Olathe Kansas 66062
Phone:	913 538 6481
Fax:	913 548 0908
E-Mail:	GRGShehata@yahoo.com
Passport Number:	2047208
Nationality:	Egyptian
Date/Time: May 5th 2010

Company Seal & Signature